UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2011

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3753 Howard Hughes Parkway Suite 200, Las Vegas NV		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 702 784 5921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and, where applicable, its wholly-owned subsidiaries, on a consolidated basis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tim Bowen submitted his resignation as the chief executive officer and as a director of our company on May 24, 2011.  Mr. Bowen noted in his resignation letter that he was submitting his resignation for personal reasons.

On May 21, 2011, our board of directors elected Pamela Peeters and Alec David Worral to serve as directors of our company.

Neither Mr. Worrall nor Ms. Peeters, nor any entity or person affiliated with either of Mr. Worrall or Ms. Peeters, as applicable, has or will have, since November 1, 2009 and through the date of this Current Report on Form 8-K, a direct or indirect material interest in a transaction involving our company where such transaction involved an amount exceeding $120,000.

Item 8.01	Other Events.

We disseminated a press release concerning the restructuring of our company’s board of directors, the resignation of Mr. Bowen and the appointments of Ms. Peeters and Mr. Worrall.  Such press release, which was disseminated on May 25, 2011, has been made Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
99.1	Press Release of Clenergen Corporation, disseminated on May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2011	Clenergen Corporation

	By:	[s] Mark Quinn
Mark Quinn
Executive Chairman of the Board